Exhibit 99.1

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED SALES GROWTH

(Unaudited)

(In thousands)

Management believes that presentation of sales growth in the quarterly and year-to-date periods adjusted to eliminate the effects of acquisitions, divestitures, the impact of currency translation (organic growth) and, for fiscal 2005, the effect of the National Hockey League strike and the estimated effect of the Easter holiday timing on the Education Sector sales, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		%	Six Months Ended		%
	April 1, 2005	April 2, 2004	Change	April 1, 2005	April 2, 2004	Change
ARAMARK Corporation Consolidated Sales (as reported)	$2,659,142	$2,517,529	6%	$5,389,375	$4,976,386	8%
Effect of Currency Translation	—	24,595		—	59,837
Effect of Acquisitions and Divestitures	(95,627)	(26,103)		(180,537)	(28,271)

	2,563,515	2,516,021	2%	5,208,838	5,007,952	4%
NHL Strike	—	(34,636)		—	(62,016)
Estimated Effect of Timing of Easter Holidays on Education Sector	7,048	—		7,048	—

ARAMARK Corporation Consolidated Sales (as adjusted)	$2,570,563	$2,481,385	4%	$5,215,886	$4,945,936	5%

Food and Support Services - U.S. Sales (as reported)	$1,705,705	$1,673,028	2%	$3,482,236	$3,333,586	4%
Effect of Acquisitions and Divestitures	(109)	—		(3,706)	(1,631)

	1,705,596	1,673,028		3,478,530	3,331,955
NHL Strike	—	(34,636)		—	(62,016)
Estimated Effect of Timing of Easter Holidays on Education Sector	7,048	—		7,048	—

Food and Support Services - U.S. Sales (as adjusted)	$1,712,644	$1,638,392	4.5%	$3,485,578	$3,269,939	6.6%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME

(Unaudited)

(In thousands)

Management believes that presentation of operating income growth in the quarterly and year-to-date periods adjusted to eliminate the effects of acquisitions, divestitures, the impact of currency translation (organic growth) and, for fiscal 2005, the effect of the gain from a real estate sale by an equity affiliate ($9.7 million) and charges relating to the Company’s plan to exit its oil services business in West Africa and management separation charges in the UK ($7.4 million), provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

	Three Months Ended		%	Six Months Ended		%
	April 1, 2005	April 2, 2004	Change	April 1, 2005	April 2, 2004	Change
ARAMARK Corporation Consolidated Operating Income (as reported)	$115,882	$107,249	8%	$259,846	$244,670	6%
Effect of Currency Translation	—	1,331		—	2,478
Effect of Acquisitions and Divestitures	(2,112)	(799)		(5,393)	(2,098)

	113,770	107,781	6%	254,453	245,050	4%
Gain from Real Estate Sale by Equity Affiliate	(9,737)	—		(9,737)	—
Charges for Exiting West Africa and UK Management Separation Costs	7,403	—		7,403	—

ARAMARK Corporation Consolidated Operating Income (as adjusted)	$111,436	$107,781	3%	$252,119	$245,050	3%

Food and Support Services - U.S. Operating Income (as reported)	$77,608	$60,996	27%	$172,282	$150,432	15%
Gain from Real Estate Sale by Equity Affiliate	(9,737)	—		(9,737)	—

Food and Support Services - U.S. Operating Income (as adjusted)	$67,871	$60,996	11%	$162,545	$150,432	8%

Food and Support Services - International Operating Income (as reported)				$38,834	$39,664	-2%
Effect of Currency Translation				—	2,478

Food and Support Services - International Operating Income (as adjusted)				$38,834	$42,142	-8%

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME - FOOD AND SUPPORT SERVICES INTERNATIONAL SEGMENT

(Unaudited)

(In millions)

Management believes that presentation of operating income before the charges relating to the Company’s plan to exit its oil services business in West Africa and the management separation charge in the UK ($7.4 million), facilitates comparison between the periods given the size and unusual nature of the charges.

	Three Months Ended
	April 1, 2005	April 2, 2004	Change
Food and Support Services - International Operating Income (as reported)	$17.7	$23.2
Charges for Exiting West Africa and UK Management Separation Costs	7.4	—

Food and Support Services - International Operating Income (as adjusted)	$25.1	$23.2	$1.9

ARAMARK CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED OPERATING INCOME MARGIN

(Unaudited)

(In thousands)

In the second quarter of fiscal 2005, ARAMARK recorded a $9.7 million gain related to a real estate sale by an equity affiliate. The table below is presented to illustrate the effect of this gain on operating income margin, which we define as operating income expressed as a percentage of sales.

	Three Months Ended
	April 1, 2005	April 2, 2004	Change
Food and Support Services - U.S. Sales (as reported)	$1,705,705	$1,673,028

Food and Support Services - U.S. Operating Income (as reported)	$77,608	$60,996

Food and Support Services - U.S. Operating Margin (as reported)	4.5%	3.6%

Food and Support Services - U.S. Sales (as reported)	$1,705,705	$1,673,028

Food and Support Services - U.S. Operating Income (as reported)	$77,608	$60,996
Less: Gain on Sale	(9,737)	—

Food and Support Services - U.S. Operating Income (as adjusted)	$67,871	$60,996

.Food and Support Services - U.S. Operating Margin (as adjusted)	4.0%	3.6%	0.33%